Exhibit 99.1

FOR IMMEDIATE RELEASE

TAKUNG ART CO. Q1 2016 REVENUE UP 197% TO $3.8 MILLION;

NET INCOME RISES 122% TO $1.1 MILLION

Hong Kong, May 17, 2016 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership in Asian fine art, jewelry and precious gems, today reported that, for the first quarter of 2016 ended March 31, revenue was $3,788,770, a 197 percent improvement on revenue of $1,274,879 in the same quarter of 2015. Net income for Q1 2016 was $1,096,052, or $.10 per share, 122 percent higher than the net income of $494,095, or $.05 per share, reported for the first quarter of last year.

Weighted average number of common shares outstanding was 11,119,276 in the first quarter of 2016 and 9,332,267 for the same quarter in 2015.

The company’s strong improvement in revenue compared to Q1 2015 was primarily due to an increase of $1,691,431 in listing fee revenue, mainly produced by an increase in the number of artworks listed on the company’s online trading platform, the value of the artworks, and the corresponding higher listing fees charged to artwork owners. Takung’s first quarter 2016 revenue also improved due to a quarter-over-quarter increase of $416,863 in trading commission revenue, in turn the result of a significant rise in the number of traders utilizing the company’s platform and a corresponding 311 percent rise in the value of transactions processed.

Additionally, Takung’s overall Q1 2016 revenue was boosted by $321,583 in authorized agent subscription revenue, compared to none such revenue in Q1 2015.

The company’s improved profitability for Q1 2016 was offset by quarter-over-quarter increases of $1,094,880 in general and administrative expenses and $628,753 in selling expenses. The rise in Q1 2016 G&A expenses - $1,561,373 versus $466,493 in Q1 2015 - resulted mainly from increases in salaries, consultancy fees, legal and professional fees, and office and rental expenses. The company has amortized $384,730 in Q1 2016 for the issuance of 487,000 common shares as share-based compensation, and will amortize the remaining $256,487 in Q2 2016.

Takung said the significant increase in first quarter selling expenses to $638,209 from $9,456 in the like year-ago period can be attributed to the expansion of the company’s sales force and marketing activities, participation in industry trade shows, and international travel to promote its products to major global markets. To steadily increase its trader base, Takung now utilizes the services of outside organizations to stage ongoing events in major cites throughout China. The purpose of these events is to educate interested traders about the Takung shared-art investment model and how they can set up accounts and utilize the platform to buy and sell ownership units.

As of March 31, 2016, the company’s cash and cash equivalents totaled $11,668,639. Restricted cash, representing the cash deposited by traders into a specific Takung bank account for the purpose of buying and selling ownership units of artwork, was $17,791,375.

“We are very happy with our Q1 2016 results,” said Takung chairman and CEO Mr. Di Xiao. “Once again, we achieved major increases in revenue and profitability, while greatly expanding the total dollar volume transacted on our platform.

“We are confident these milestones further validate the demand for our shared fine art ownership service, and we expect our business will continue to bring large numbers of middle-class Chinese investors into the fine art marketplace in the months and years to come.”

As previously reported, Takung’s platform generated over $1.18 billion in trading transactions during the first four months of 2016 compared to $272.43 million recorded in the same period last year. In calendar 2015, the platform generated total trading transactions of about $2.33 billion.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian fine art, jewelry and precious gems. This proprietary platform allows collectors and investors – including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd. Leslie Chow

+852 31580977

leslie.chow@takungae.com

Asia IR•PR - Investor Relations

Jimmy Caplan

512-329-9505

jimmy@asia-irpr.com

Asia IR•PR - Media Relations

Rick Eisenberg

212-496-6828

rick@asia-irpr.com

TAKUNG ART CO., LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except Number of Shares)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,668,639	$10,769,456
Restricted cash	17,791,375	16,195,289
Deposits	200,560	191,575
Accounts receivables, net	458,771	184,537
Other receivables	16,653	-
Prepayment	1,363,556	1,172,405
Due from director	-	502
Total current assets	31,499,554	28,513,764
NON-CURRENT ASSETS
Property and equipment, net	1,524,436	1,213,255
Intangibles, net	20,538	22,194
Prepayment – Non-current	4,547	-
Total non-current assets	1,549,521	1,235,449
TOTAL ASSETS	$33,049,075	$29,749,213

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accrued expenses and other payables	$827,151	$667,622
Customer deposits	17,791,375	16,195,289
Deferred revenue	147,337	-
Tax payables	1,414,873	1,564,370
Total current liabilities	20,180,736	18,427,281

NON-CURRENT LIABILITIES
Deferred tax liabilities	$42,572	$45,037
Total non-current liabilities	42,572	45,037
TOTAL LIABILITIES	20,223,308	18,472,318

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, 1,000,000,000 shares authorized; $0.001 par value; 11,119,276 shares issued and outstanding at March 31, 2016 and December 31, 2015	11,119	11,119
Additional paid-in capital	4,905,953	4,465,217
Retained earnings	7,898,029	6,801,977
Accumulated other comprehensive income (loss)	10,666	(1,418)
Total stockholders' equity	12,825,767	11,276,895
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,049,075	$29,749,213

TAKUNG ART CO., LTD AND SUBSIDIARIES

\CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Stated in US Dollars except Number of Shares)

(UNAUDITED)

	For the Three Months Ended March 31,
	2016	2015
Revenue	$3,788,770	$1,274,879

Cost of revenue	(262,067)	(177,692)

Gross profit	3,526,703	1,097,187

Operating expenses:
General and administrative expenses	(1,561,373)	(466,493)
Selling expenses	(638,209)	(9,456)

Income from operations	1,327,121	621,238

Other income and expense:
Other income	50,643	29
Exchange gain or loss	119,456	-

Total other income	170,099	29

Income before provision for income taxes	1,497,220	621,267

Provision for income taxes	(401,168)	(127,172)

Net income	$1,096,052	$494,095

Foreign currency translation adjustment	12,084	(364)

Comprehensive income	$1,108,136	$493,731

Earnings per common share– basic	$0.10	$0.05
Earnings per common share– diluted	0.10	$0.05
Weighted average number of common shares outstanding– basic	11,119,276	9,332,267
Weighted average number of common shares outstanding– diluted	11,147,577	9,332,267

TAKUNG ART CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

(Stated in US Dollars)

(UNAUDITED)

	For the Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:

Net income	$1,096,052	$494,095
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	102,973	74,128
Changes in exchange rate	(157,518)	-
Stock-based compensation	440,736	-
Changes in operating assets and liabilities:
Accounts receivables	(274,234)	-
Deposit	(8,985)	(115,992)
Other receivables	(16,653)	(281)
Prepayment	(195,698)	56,810
Restricted cash	(1,499,123)	3,093,533
Deferred revenue	147,337	-
Due from director	502	(18,688)
Customer deposits	1,499,123	(3,093,533)
Deferred tax liabilities	(2,465)	12,431
Tax payable	(149,497)	114,694
Accrued expenses and other payables	278,985	(661,425)
Net cash provided by (used in) operating activities	1,261,535	(44,228)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(409,664)	(218,167)
Net cash used in investing activities	(409,664)	(218,167)

Effect of exchange rate change on cash and cash equivalents	47,312	(402)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	899,183	(262,797)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	10,769,456	2,355,839

CASH AND CASH EQUIVALENTS - END OF PERIOD	$11,668,639	$2,093,042

SUPPLEMENTAL DISCLOSURES OF CASH FLOW ACTIVITY
Cash paid during the year for income taxes	$521,714	$-
Cash paid during the year for interest expense	$-	$-